Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual report of Innovative Software Technologies, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher J. Floyd, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Innovative Software Technologies, Inc. and will be retained by Innovative Software Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  July 12, 2007                         By: /s/ Christopher J. Floyd
                                             ----------------------------
                                             Christopher J. Floyd
                                             Principal Financial Officer